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                                                                    EXHIBIT 99.1

           POWERBRIEF ANNOUNCES EXERCISE PRICES AND RATIOS OF WARRANTS

HOUSTON--(BUSINESS WIRE)--July 23, 2001-- Today, PowerBrief, Inc. (OTCBB:PWRB), announced the exercise prices and ratios for its outstanding warrants.

THE WARRANTS:

On February 27, 2001, Integrated Orthopaedics, Inc ("IOI") merged (the "Merger") with PowerBrief, Inc. ("Original PowerBrief"), and IOI, as the surviving entity, changed its name to PowerBrief, Inc. ("New PowerBrief"). Prior to the Merger, IOI twice issued warrants to certain of its investors. In 1997, in a private placement, IOI issued warrants to its Series B Preferred Shareholders. In late 2000, IOI issued warrants to its Common Shareholders of record as of December 1, 2000. In conjunction with the Merger, New PowerBrief issued warrants to the shareholders and warrant holders of Original PowerBrief as part of the Merger consideration. Pursuant to the terms of the Merger and the terms of each of the IOI warrants and the New PowerBrief warrants, the exercise prices of the warrants were to be calculated in part based on the post-Merger market trading prices for New PowerBrief's Common Stock.

REQUIRED ADJUSTMENTS:

IOI's late 2000 issuance of warrants to its shareholders of record triggered anti-dilution adjustments to the warrants then outstanding. In conjunction with the Merger, New PowerBrief effected a one-for-five reverse stock split, triggering adjustments to the warrants then outstanding. In March 2001, New PowerBrief issued Series A Preferred Stock, triggering the anti-dilution clauses in the outstanding warrants. The combined effects of the late 2000 issuance of warrants, the reverse stock split, the post-Merger market trading prices for New PowerBrief's Common Stock and the anti-dilution adjustment result in exercise prices and ratios for each of the four classes of outstanding warrants as required by the terms of the warrants as follows:

               INTEGRATED ORTHOPAEDICS WARRANTS CUSIP # 45868M131

The exercise price per share of New PowerBrief Common Stock is $0.24, and holders should multiply the number of their warrants by 0.150000 to compute the number of shares purchasable. These warrants will not expire before February 27, 2006.

             1997 WARRANTS ISSUED TO ORIGINAL IOI SERIES B PREFERRED
                         SHAREHOLDERS (NO CUSIP NUMBER)

The exercise price per share of New PowerBrief Common Stock is $1.90, and holders should multiply the number of their warrants by 0.585066 to compute the number of shares purchasable. These warrants will not expire before June 30, 2005.
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                  CLASS A POWERBRIEF WARRANT CUSIP # 73932E117

The exercise price per share of New PowerBrief Common Stock is $0.24, and holders should multiply the number of their warrants by 0.041381 to compute the number of shares purchasable. These warrants will not expire before February 27, 2006.

                  CLASS B POWERBRIEF WARRANT CUSIP # 73932E125

The exercise price per share of New PowerBrief Common Stock is $1.90, and holders should multiply the number of their warrants by 0.149949 to compute the number of shares purchasable. These warrants will not expire before June 30, 2005.

        REGISTRATION OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS:

New PowerBrief currently anticipates that it will file a registration statement with the Securities and Exchange Commission to be effective by February 27, 2002. Once effective, this registration statement would allow warrant holders to exercise their warrants, pursuant to the terms and conditions of the warrants, for registered shares of New PowerBrief Common Stock that would be freely tradable.

ABOUT POWERBRIEF, INC.

PowerBrief, Inc. serves the legal community by providing a secure, Internet-based platform for tightly integrated case management, including document and discovery management. PowerBrief features a suite of applications that dramatically improve collaboration, efficiency, risk management and client advocacy. PowerBrief hosts its ASP offering with Intel(R) Online Services, Inc. In February 2001, the Company merged with Integrated Orthopaedics, Inc., gaining additional capital and shareholders. Additional information about PowerBrief can be found at the Company's website, www.PowerBrief.com, or by calling (800) 490-9041.

This announcement contains forward-looking statements about PowerBrief, Inc. that involve risks and uncertainties. These forward-looking statements are developed, by combining currently available information with PowerBrief's beliefs and assumptions. These statements often contain words like will, believe, expect, anticipate, intend, contemplate, seek, plan, estimate or similar expressions. Forward-looking statements do not guarantee future performance. These statements are made under the protection afforded them by
Section 21E of the Securities Exchange Act of 1934. Because PowerBrief cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, PowerBrief's actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect PowerBrief, see IOI's 2000 Annual Report on Form 10-KSB, PowerBrief's Forms 8/KA dated May 14, 2001, 10-QSB for the quarter ended March 31, 2001, and other filings with the Securities and Exchange Commission. Such documents can be obtained for free through the website maintained by the Securities and Exchange Commission at www.sec.gov.

CONTACT:
Ernest D. Rapp, Exec. VP and Treas.
713/586-4600
erapp@powerbrief.com